Exhibit 99.1

Contacts:	Media Claire Regan 847-646-4538 cregan@kraft.com	Investors Chris Jakubik 847-646-5494 Chris.Jakubik@kraft.com

Kraft Foods Reports Solid Progress on Growth Strategy at

Lehman Brothers Back-To-School Consumer Conference

Increases 2007 fully diluted EPS guidance to $1.60 to $1.62 on a reported basis,

and $1.80 to $1.82, excluding items

NORTHFIELD, IL, September 5, 2007 – Irene Rosenfeld, Chairman and CEO of Kraft Foods Inc. (NYSE: KFT), today highlighted the solid progress the company has made during the first six months of executing its long-term growth strategy. She presented this update at the Lehman Brothers Back-To-School Consumer Conference in Boston, MA. Rosenfeld also announced that Kraft increased guidance on full-year diluted earnings per share (EPS) to $1.60 to $1.62 on a reported basis, and to $1.80 to $1.82, excluding items that affect comparability. This increase reflects the company’s confidence in its growth initiatives, the pace of its previously announced stock buyback program and its lower-than-expected tax rate in 2007.

“We’re making good progress on the four strategies that will help return Kraft to reliable growth…and our investments are beginning to pay off in stronger top-line momentum,” Rosenfeld told the investor community.

Kraft’s four growth strategies are: rewire the organization for growth; reframe the company’s categories to make its portfolio more relevant to consumers; exploit Kraft’s sales capabilities; and drive down costs without compromising product quality.

Reframing Kraft’s Categories

Much of Rosenfeld’s presentation focused on the priority investments Kraft is making to reframe its categories and how these investments are paying off. The company is spending an incremental $300-$400 million in 2007 on product quality improvements, new products and increased marketing. As noted, Kraft expects to spend at the high end of this range, with the bulk of its investment coming in the second half of the year.

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“We’re spending on programs to accelerate our revenue growth as quickly as possible, deliver sequential improvement in our market share performance and set the stage for improved profit margins beginning in 2008,” Rosenfeld said. “Our key 2007 initiatives are driving organic growth in every geography. We’re stepping-up growth in North America, changing the growth trajectory of the EU after years of decline and maintaining our momentum in developing markets.”

In North America, the company is focusing its incremental investments on five large, highly profitable categories — macaroni & cheese, pizza, biscuits, cheese and coffee — where Kraft has iconic brands, most with strong relative market share positions.

In the European Union, the company is taking a back-to-basics approach to building its core brands, particularly in its large chocolate and coffee categories. And, in developing markets, Kraft is coupling this back-to-basics approach with expanded distribution in traditional trade channels in key markets.

Rewiring Kraft for Growth

Kraft is making significant changes to its leadership, reward systems and structure to rewire the organization for growth. Over the past year, the company has built a new management team, with roughly half of its top executives new to Kraft or new to their position. In addition, Kraft has linked its annual incentive program more directly with business unit performance and its long-term incentive program with key drivers of value creation — organic revenue growth, operating income growth, cash flow and total shareholder return.

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In addition, Rosenfeld said that Kraft’s top 120 leaders are implementing a new structure built on three core elements:

•	accountable business units;

•	shared services that leverage the scale of the company’s global portfolio; and

•	a streamlined corporate staff.

Kraft expects to complete the roll-out of this new structure by early 2008. The primary objective of this initiative is improved effectiveness. However, as the company streamlines its headquarters locations, there will be some job eliminations.

Financial Outlook

Kraft remains confident in its 2007 outlook. Last month, the company raised its organic net revenue growth expectation for the year to 4%-plus. And today, Kraft raised its guidance on full-year diluted EPS to $1.60 to $1.62 on a reported basis, from a previous range of $1.55 to $1.60. The company increased guidance on diluted EPS, excluding items affecting comparability, to $1.80 to $1.82 from a previous range of $1.75 to $1.80.

Rosenfeld also reported that the company remains on track to deliver $1 billion in savings from its total $3 billion, multi-year restructuring program.

For a replay of Rosenfeld’s presentation, which includes a more detailed update on all four of Kraft’s growth strategies, visit www.kraft.com.

Kraft Foods (NYSE: KFT) is one of the world's largest food and beverage companies, with annual revenues of more than $34 billion. For over 100 years, Kraft has offered consumers delicious and wholesome foods that fit the way they live. Kraft markets a

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broad portfolio of iconic brands in 155 countries, including seven brands with revenue of more than $1 billion, such as Kraft cheeses, dinners and dressings; Oscar Mayer meats; Philadelphia cream cheese; Post cereals; Nabisco cookies and crackers; Jacobs coffees and Milka chocolates. Kraft became a fully independent company on March 30, 2007, and is listed in the Standard & Poor's 100 and 500 indexes. The company is a member of the Dow Jones Sustainability Index and the Ethibel Sustainability Index. For more information, visit the company's website at http://www.kraft.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding 2007 fully diluted EPS and 2007 EPS excluding items; that we're making good progress on our four strategies; our intent to return Kraft to reliable growth; that our investments are beginning to pay off in stronger top-line momentum; our spending for full year 2007; our expectation that spending on programs will accelerate our revenue growth as quickly as possible, deliver sequential improvement in our market share performance and set the stage for improved profit margins beginning in 2008; that our key initiatives are driving organic growth in every geography; that we're stepping-up growth in North America, changing the growth trajectory of the EU and maintaining our momentum in developing markets; our expectation to complete the roll-out of the new operating structure by early 2008; our confidence in our 2007 outlook; that we're on track to deliver $1 billion in savings from our multi-year restructuring program. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any of our forward-looking statements. Such factors, include, but are not limited to, our ability to remain focused on our business and our strategic initiatives, unexpected manufacturing issues, product recalls, FDA or other regulatory actions or delays, increased competition, pricing, difficulty in obtaining materials from suppliers, our ability to realize the expected cost savings from our planned restructuring program, unanticipated expenses such as litigation or legal settlement expenses, increased costs of sales, our indebtedness and ability to pay our indebtedness, the shift in product mix to lower margin offerings, our ability to differentiate our products from private label products, risks from operating internationally, and changes in tax laws. We caution that the foregoing list of important factors is not exclusive. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements in this press release are made as of the date hereof. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release.

Non-GAAP Financial Measures

We use organic net revenues growth and EPS excluding one-time items, as non-GAAP financial measures. Our top-line guidance measure is organic net revenues, which excludes the impacts of acquisitions, divestitures and currency all of which are insignificant for our projected growth rates. EPS excluding one-time items less Restructuring Program costs of $0.23 per fully diluted share, plus $0.03 per fully diluted share for the first quarter 2007 recognition of one-time interest income related tax reserve transfers from Altria Group, Inc. equals Reported EPS. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP financial measures we are using may differ from non-GAAP measures used by other companies.

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